Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of National Penn Bancshares, Inc. (the "Company") hereby certifies that the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2008	/s/ Michael R. Reinhard
	Name:	Michael R. Reinhard
	Title:	Chief Financial Officer,
and Group Executive Vice President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and not for any other purpose.